ROYCE MICRO-CAP TRUST, INC.
      Form N-SAR attachment for period ending 6/30/98
  Item 77(C)
  At the 1998 Annual Meeting of Stockholders held on April 28, 1998, the
  Fund's stockholders: (i) elected of the   board of directors, consisting
  of (a) Charles M. Royce, (b) Richard M. Galkin, (c) Stephen L. Isaacs,
  (d) John D.   Diederich and (e) David L. Meister and (ii) ratified the
  selection of Tait, Weller & Baker as independent   accountants.

  ,Common Stock   and Preferred   Stock Voting   Together As A
  Single Class -   Votes For,Common Stock   and Preferred   Stock
  Voting   Together As A   Single Class -   Votes Against,Common Stock
  and Preferred   Stock Voting   Together As A   Single Class -   Votes
  Abstained,
  Preferred Stock   Voting As A   Separate Class   -
   Votes For,
  Preferred Stock   Voting As A   Separate Class   -
  Votes Against,
  Preferred Stock   Voting As A   Separate Class   -
  Votes   Abstained
(i),,,,,,
(a),12,829,818,N/A,83,714,N/A,N/A,N/A
(b),12,824,470,N/A,89,062,N/A,N/A,N/A
(c),12,824,470,N/A,89,062,N/A,N/A,N/A
(d),N/A,N/A,N/A,1,492,018,N/A,4,249
(e),N/A,N/A,N/A,1,492,018,N/A,4,249
(ii),12,823,634,37,258,9,831,N/A,N/A,N/A
,,,,,,
  Item 77(K)
       At the 1998 Annual Meeting of Stockholders of the Registrant
       held on April 28, 1998, the   stockholders ratified the selection
       by the Registrant's Board of Directors, including a majority of
       such directors   who were not "interested persons" (as such term
       is defined in the Investment Company Act of 1940), of Tait, Weller & Baker, independent public accountants, to serve as the
       Registrant's auditors for the year ending   December 31, 1998.
       The Board's selection of Tait, Weller & Baker was based on a
       consideration of its expertise and cost   efficiency, and did
       not involve any dispute with Ernst & Young LLP or a decision by
       Ernst & Young LLP not   to stand for re-election as auditors.
       The reports of Ernst & Young LLP on the financial statements of
       the   Registrant as of December 31, 1997 and 1996, and for the
       years then ended did not contain an adverse opinion   or
       disclaimer of opinion and were not qualified or modified as
       to uncertainty, audit scope or accounting   principles.
       Tait, Weller & Baker has informed the Registrant that neither
       Tait, Weller & Baker nor any of its   partners has any direct
       or indirect financial interest in the Registrant except as
       auditors and independent   public accountants.
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